DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0228032005-6
Document Number:
20050329788-94

Date Filed:
8/15/2005 1:40:43 PM
In the office of
[signature]
Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bedford Enterprises, Inc.   E0228032005-6

2. The articles have been amended as follows (provide article numbers, if available):

Article 1: The name of the Corporation will be changed to:

Lid Hair Studios
International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: ______

4. Effective date of filing (optional): 8/1/05

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy Secretary of State

PAMELA RUCKEL
Deputy Secretary for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

ELLICK HSU
Deputy Secretary for Elections

Filing Acknowledgement

August 15, 2005

Job Number
C20050818-1428

Corporation Number
E0228032005-6

Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amendment	20050329788-94	August 15, 2005 01:40:43 PM

Corporation Name	**Resident Agent**
LID HAIR STUDIOS INTERNATIONAL, INC.	INCORP SERVICES, INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138